UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2012

Digital Domain Media Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-35325	27-0449505
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10250 SW Village Parkway, Port St. Lucie, Florida	34987
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (772) 345-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

In connection with the changes in Jonathan F. Teaford’s employment responsibilities described in Item 5.02 below and his entry into the Teaford Employment Agreement (as defined in Item 5.02 below), that certain Employment Agreement, dated as of July 27, 2009, as amended, between Mr. Teaford and Digital Domain Media Group, Inc., a Florida corporation (the “Company”), has been terminated upon the mutual agreement of the parties thereto as of February 22, 2012.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 8, 2012, Mr. Teaford notified the Board of Directors of the Company of his intent to resign as Chief Financial Officer of the Company, effective as of February 22, 2012, in order that he may accept a position as Chief Executive Officer of Digital Domain Institute, Inc., a subsidiary of the Company (“DDI”). Mr. Teaford will continue to serve as a member of the Company’s Board of Directors following his resignation from such position.

In connection with these changes in Mr. Teaford’s employment responsibilities, Mr. Teaford and DDI entered into an employment agreement effective as of February 22, 2012 (the “Teaford Employment Agreement”). Under the terms of the Teaford Employment Agreement, Mr. Teaford is to receive an annual base salary of $380,000, subject to annual minimum increases of 7% over the prior year’s base salary, with the first such annual increase occurring on March 8, 2012, provided that any additional increase shall be determined in the sole discretion of DDI’s Board of Directors (or the Compensation Committee thereof). Mr. Teaford will also be entitled to an annual non-discretionary bonus of 20% of his then-applicable base salary, payable in cash, and any additional amount determined in the discretion of DDI’s Board of Directors (or the Compensation Committee thereof) based upon Mr. Teaford’s achievement of certain mutually agreed objectives and goals and/or Mr. Teaford’s contribution to the success of DDI’s financial and business objectives and goals for the fiscal year with respect to which the annual bonus is calculated, as well as DDI’s overall financial performance.

The Teaford Employment Agreement also provides for four weeks of paid vacation per year, reimbursement of Mr. Teaford’s reasonable business expenses, and his participation in such other benefits programs as are provided to DDI’s management employees generally.

The initial term of the Teaford Employment Agreement expires on March 8, 2013, unless terminated earlier in accordance with the termination provisions thereof. At the end of the initial term, the Teaford Employment Agreement automatically renews for successive one-year renewal periods, subject to the termination and severance provisions thereof. The Teaford Employment Agreement is terminable by: (i) Mr. Teaford’s death or permanent disability, (ii) DDI, at any time with “cause” (as such is defined in the Teaford Employment Agreement), subject to Mr. Teaford’s right to cure in certain circumstances, (iii) Mr. Teaford, if DDI materially breaches any material covenant in the agreement and does not cure the breach, if capable of cure, within thirty days after written demand of cure is given by Mr. Teaford to DDI, (iv) Mr. Teaford, if DDI assigns him any duties substantially inconsistent with those defined in the agreement and does not reassign appropriate duties within forty-five days of its receipt of written notice from Mr. Teaford of his belief that he has been assigned such substantially inconsistent duties, or (v) Mr. Teaford, within 12 months after a “change in control” (as such is defined in the Teaford Employment Agreement) of DDI. If DDI elects to terminate Mr. Teaford without “cause”, or if Mr. Teaford exercises his right to terminate the Teaford Employment Agreement as described in clauses (iii), (iv) or (v) of the preceding sentence, he will be entitled to receive all unpaid accrued compensation (defined as base salary plus a pro-rata portion of Mr. Teaford’s minimum annual bonus) through the date on which his employment is terminated and severance payments equal to twelve months of his base salary, paid in accordance with DDI’s normal payroll practices.

(c)                                  (1) In connection with Mr. Teaford’s resignation as Chief Financial Officer of the Company, the Company’s Board of Directors has appointed John M. Nichols as the Company’s Chief Financial Officer, with Mr. Nichols’s employment with the Company to commence on February 22, 2012.

(2) Mr. Nichols, age 54, has acted as an advisor to the Company since October 2011 on matters related to finance. Mr. Nichols has served as Chief Financial Officer, Secretary and Treasurer of Varsity Brands, Inc. from April 1992 until the present. During this time, Varsity was a publicly held company or part of a publicly held company until September 2003. Mr. Nichols was involved in the initial leveraged buy-out of Varsity in 1989, its public offering in 1992, a merger with another publicly held company in 1997, the sale of an affiliate (Riddell Sports) in 2001 and the 2003 going private transaction. Before joining Varsity Brands, Mr. Nichols was Chief Financial Officer of a hotel management company for two years and a partner at BDO Seidman for four years. Prior to joining BDO Seidman, Mr. Nichols spent eight years at Ernst & Young. Mr. Nichols earned a Bachelor of Business Administration degree in Accounting from the University of Memphis and a Master of Science in Management degree in Accounting from Florida International University.

Mr. Nichols does not have any family relationship with any director or executive officer of the Company. Other than in connection with the employment arrangements described below, Mr. Nichols has not had, and does not have, any direct or indirect material interest in any transaction or currently proposed transaction in which the Company was, is or is to be a party in which the amount involved exceeded or exceeds $120,000.

(3) Under the terms of the Employment Agreement, dated as of December 30, 2011 (the “Nichols Employment Agreement”), between the Company and Mr. Nichols, Mr. Nichols is to receive an annual base salary of $380,000, subject to a minimum increase of 4% annually over the prior year’s base salary, provided that any additional increase shall be determined in the sole discretion of the Company’s Board of Directors (or the Compensation Committee thereof). Mr. Nichols will also be entitled to an annual non-discretionary bonus of 25% of his then-applicable base salary, payable in cash, and any additional amount determined in the sole discretion of the Company’s Board of Directors (or the Compensation Committee thereof) based upon Mr. Nichols’s achievement of certain mutually agreed objectives and goals and/or Mr. Nichols’s contribution to the success of the Company’s financial and business objectives and goals for the fiscal year with respect to which the annual bonus is calculated, as well as the Company’s overall financial performance. Additionally, Mr. Nichols is to receive options to purchase an aggregate of 300,000 shares of the Company’s Common Stock at an exercise price equal to the closing price of the Company’s Common

Stock on the New York Stock Exchange on the date that his employment with the Company commences. The options vest in twelve equal quarterly installments over the first three years of the term of the agreement, with the first installment vesting on the date that Mr. Nichols’s employment with the Company commences. Upon any “change in control” (as such is defined in the Nichols Employment Agreement), any unvested options become immediately vested.

The Nichols Employment Agreement also provides for four weeks of paid vacation per year, a short-term housing allowance and reimbursement for relocation expenses incurred by Mr. Nichols in connection with his move to Florida, reimbursement of his reasonable business expenses, and his participation in such other benefits programs as are provided to the Company’s management employees generally.

The initial term of the Nichols Employment Agreement is three years, unless terminated earlier in accordance with the termination provisions thereof. At the end of the initial term, the Nichols Employment Agreement automatically renews for successive one-year renewal periods, subject to the termination and severance provisions thereof. The Nichols Employment Agreement is terminable by: (i) Mr. Nichols’s death or permanent disability, (ii) the Company, at any time with “cause” (as such is defined in the Nichols Employment Agreement), subject to Mr. Nichols’s right to cure in certain circumstances, (iii) Mr. Nichols, if the Company materially breaches any material covenant in the agreement and does not cure the breach, if capable of cure, within thirty days after written demand of cure is given by Mr. Nichols to the Company, (iv) Mr. Nichols, if the Company assigns him any duties substantially inconsistent with those defined in the agreement and does not reassign appropriate duties within forty-five days of its receipt of written notice from Mr. Nichols of his belief that he has been assigned such substantially inconsistent duties, or (v) Mr. Nichols, within 12 months after a “change in control” (as such is defined in the Nichols Employment Agreement) of the Company. If the Company elects to terminate Mr. Nichols without “cause”, or if Mr. Nichols exercises his right to terminate the Nichols Employment Agreement as described in clauses (iii), (iv) or (v) of the preceding sentence, he will be entitled to receive severance payments of up to twenty-four months of base salary, with a minimum severance payment equal to twelve months of base salary, paid in accordance with the Company’s normal payroll practices.

(e) A description of the terms and conditions of the Teaford Employment Agreement is set forth above.

A description of the terms and conditions of the Nichols Employment Agreement is set forth above. The Nichols Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the foregoing description is qualified in its entirety by reference thereto.

A copy of the Company’s press release dated February 21, 2012 relating to Mr. Teaford’s resignation, his appointment as Chief Executive Officer of DDI and the appointment of Mr. Nichols as the Company’s Chief Financial Officer is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

The following Exhibits are furnished as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 30, 2011, between Digital Domain Media Group, Inc. and John M. Nichols.

99.1	Press Release, dated February 21, 2012, issued by Digital Domain Media Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Domain Media Group, Inc.

Dated: February 21, 2012	By:	/s/ John C. Textor
John C. Textor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of December 30, 2011, between Digital Domain Media Group, Inc. and John M. Nichols.

99.1	Press Release, dated February 21, 2012, issued by Digital Domain Media Group, Inc.